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                                SPECIMEN OF NOTE

                                                                Exhibit 4(e)(vi)

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary.

Unless this certificate is presented by an authorized representative of The (___) a New York corporation (___), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of (___) or in such other name as is requested by an authorized representative of (___) (and any payment is made to (___), or to such other entity as is requested by an authorized representative of (___), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY IS NOT A SAVINGS ACCOUNT DEPOSIT OR OTHER OBLIGATION OF A BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY GOVERNMENTAL AGENCY.


                              WACHOVIA CORPORATION

                  6.605% Subordinated Note due October 1, 2025

                                                            CUSIP  929771 AE 3

        WACHOVIA CORPORATION, a North Carolina corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to (___), or registered assigns, the principal sum of (___) DOLLARS on October 1, 2025, and to pay interest thereon from October 5, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year, commencing April 1, 1996 at the rate of 6.605% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular

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Record Date for such interest, which shall be the March 15 or September 15
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        The Securities of this series are subject to redemption on October 1, 2005, at the option of the Holders thereof, exercisable no earlier than August 1, 2005, and no later than 5:00 p.m., New York City time, on September 1, 2005, at a redemption price equal to the principal amount thereof to be redeemed, together with interest thereon to the redemption date, as described on the reverse side hereof.

        Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices or agencies of the Company maintained for that purpose in Philadelphia, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                      -2-

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                        WACHOVIA CORPORATION


                                        By:
                                             --------------------------


[Seal]

Attest:

 ------------------------

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        CORESTATES BANK, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:
                                             --------------------------
                                             Authorized Officer

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                                 REVERSE OF NOTE

                              WACHOVIA CORPORATION

                  6.605% Subordinated Note due October 1, 2025

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 1993 (herein called the "Indenture") between the Company and CoreStates Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of Senior Indebtedness, the Holders of Additional Senior Obligations and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000. The Notes may not be redeemed by the Company prior to maturity and are not subject to any sinking fund.

     In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, than (notwithstanding any other provision of the Indenture or of this Security) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

     The indebtedness evidenced by this Security is unsecured and, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and, under certain circumstances, to Additional Senior Obligations, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided.

     If a Bankruptcy Event of Default with respect to the Company shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

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     The Securities of this series are subject to redemption in whole, or in part, on October 1, 2005, in integral multiples of $1,000, at the option of the Holder thereof, at a redemption price equal to the principal amount thereof to be redeemed, together with interest payable thereon to October 1, 2005. For this Security to be redeemed at the option of the Holder, the Company must receive at the office of the Trustee in Philadelphia, Pennsylvania, no earlier than August 1, 2005, and no later than 5:00 p.m., New York City time, on September 1, 2005, or if September 1, 2005 is not a Business Day, the next succeeding Business Day, this Security, with the form entitled "Option to Elect Redemption" below duly completed. Notice duly received no earlier than August 1, 2005 and no later than 5:00 p.m., New York City time, on September 1, 2005 shall be irrevocable, and interest shall cease to accrue on October 1, 2005, on any Security of this series or portion thereof as to which the redemption option has been exercised. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Securities of this series for redemption will be determined by the Company whose determination shall be final and binding. The redemption price shall be paid to those registered holders of Subordinated Notes who have properly exercised the right of optional redemption by check to the address as set forth on the Security Register. In the case of Subordinated Notes represented by a Book-Entry Security, the redemption price shall be paid to the Depositary or successor or the Depositary's nominee or successor nominee for distribution pursuant to the applicable book-entry procedures.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to

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pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     If this Security is a Book-Entry Security, and if the Depositary is at any time unwilling or unable to continue as depositary or is no longer eligible under Section 303 of the Indenture, and a successor depositary is not appointed by the Company within 90 days, the Company will issue Securities in certificated form in exchange for each Book-Entry Security. In addition, the Company may at any time and in its sole discretion determine not to have Securities represented by a Book-Entry Security, and, in such event, will issue Securities in certificated form in exchange for the Book-Entry Security representing such Security. In any such instance, an owner of a beneficial interest in a Book-Entry Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Unless otherwise set forth on the face hereof, Securities so issued in certificated form will be issued in denominations of U.S. $l,000 (or such other denomination as shall be specified by the Company) and will be issued in registered form only, without coupons.

     The Indenture provides that a Subsidiary may assume the obligations of the Company under the Indenture and the Securities, subject to the satisfaction of certain conditions, including the Company's guaranteeing of the Subsidiary's obligations under this Security and the Indenture.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes,

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whether or not this Security shall be overdue, and neither the Company, the
Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           OPTION TO ELECT REDEMPTION

     The undersigned Holder of this Security, pursuant to the provisions set forth in the Indenture and in this Security, hereby elects that the Company redeem $________ principal amount of such Securities in accordance with the terms and provisions described herein.

                                        Name ___________________________

                                        Signature ______________________

                                        Address ________________________

                                        Telephone Number (including
                                        area code) _____________________

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